                                                                    EXHIBIT 12.1

                           BAKER HUGHES INCORPORATED
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                        SIX MONTHS           YEAR            THREE MONTHS
                           ENDED             ENDED               ENDED             YEAR ENDED SEPTEMBER 30,
                         JUNE 30,        DECEMBER 31,        DECEMBER 31,      ---------------------------------
                           1999              1998                1997           1997     1996     1995     1994
                       -------------   -----------------   -----------------   ------   ------   ------   ------
Income (loss) from
  continuing
  operations before
  income taxes,
  extraordinary items
  and accounting
  changes............     $142.6            $(281.1)            $179.2         $364.3   $415.5   $308.3   $294.4
Add:
Fixed Charges........      118.1              219.3               39.0          146.9    126.1    126.6    144.5
Amortization of
  capitalized
  interest...........        1.1                3.0                0.1            0.4       --       --       --
Less:
Capitalized
  interest...........        3.4                6.8                1.0            4.1       --       --       --
                          ------            -------             ------         ------   ------   ------   ------
Income (loss) from
  continuing
  operations before
  income taxes,
  extraordinary items
  and accounting
  changes as
  adjusted...........     $258.4            $ (65.6)            $217.3         $507.5   $541.6   $434.9   $438.9
                          ======            =======             ======         ======   ======   ======   ======
Fixed charges:
Add:
  Interest expense...       82.9              149.0               24.5           91.4     87.9     89.1    106.4
  Interest portion of
    rental expense...       31.8               63.5               13.5           51.4     38.2     37.5     38.1
  Capitalized
    interest.........        3.4                6.8                1.0            4.1       --       --       --
                          ------            -------             ------         ------   ------   ------   ------
         Total fixed
           charges...     $118.1            $ 219.3             $ 39.0         $146.9   $126.1   $126.6   $144.5
                          ======            =======             ======         ======   ======   ======   ======
RATIO OF EARNINGS TO
  FIXED CHARGES(1)...      2.19x                 --              5.57x          3.45x    4.30x    3.44x    3.04x
                          ======            =======             ======         ======   ======   ======   ======

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(1) For the year ended December 31, 1998, earnings were inadequate to cover fixed charges by $500.4 million.